UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 18, 2006

KNBT BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-50426	38-3681905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Highland Avenue, Bethlehem, Pennsylvania	18017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (610) 861-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

⁪	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⁪	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⁪	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⁪	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Not applicable.

(e)
On December 18, 2006, the Board of Directors of Keystone Nazareth Bank & Trust Company (the “Bank”), the wholly owned and primary subsidiary of KNBT Bancorp, Inc., adopted the Keystone Nazareth Bank & Trust Severance Benefits Plan (the “Plan”) which provides for severance benefits to eligible employees whose employment is terminated under certain circumstances as determined by the Bank in its sole discretion. The Plan provides for specified levels of severance benefits based on years of service and base salary for employees of the Bank and its subsidiaries who have at least one year of service with the Bank and who are not temporary employees, are not covered by another plan providing severance benefits maintained by the Bank or one of its subsidiaries or are covered by a contract or agreement that provides severance benefits (unless such contract or agreement specifically provides that an affected employee is eligible to receive benefits under the Plan). The minimum level of severance for eligible employees is one week of base salary (the minimum “Basic Severance Benefit”) with a maximum level of severance of 52 weeks of base salary (the maximum “Enhanced Severance Benefit”); provided, however, that officers who serve in the Office of the President whose employment is terminated under circumstances covered by the Plan in the Bank’s sole discretion will receive an Enhanced Severance Benefit equal to one times their annual base salary irrespective of their salary and years of service. The severance benefits will be paid on an installment basis over the same period as the number of weeks of severance to which the employee is entitled (minimum of one week and a maximum of 52 weeks). In addition, employees are entitled to continued medical, dental, and vision coverage for the period over which the severance benefits are paid. The Plan requires as a condition of obtaining the Enhanced Severance Benefits under the Plan that an employee sign a release of claims in a form acceptable to the Bank.

For additional information, reference is made to the Plan which is included as Exhibit 10.1 hereto and is incorporated herein by reference thereto.

(f)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNBT BANCORP, INC.
Date: December 22, 2006	By: /s/ Scott V. Fainor Scott V. Fainor President & Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Severance Benefits Plan